UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2025

PLUM ACQUISITION CORP. IV

(Exact name of registrant as specified in its charter)

Cayman Islands	333-281144	98-1795710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2021 Fillmore St. #2089 San Francisco, California United States of America	94115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 618-1798

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	PLMKU	Nasdaq Global Market
Class A ordinary shares, par value $0.0001 per share, included as part of the units	PLMK	Nasdaq Global Market
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PLMKW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2025, the Registration Statement on Form S-1 (File No. 333-281144) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Plum Acquisition Corp. IV (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On January 16, 2025, the Company consummated the IPO of 17,250,000 units (the “Units”), which included the full exercise of the underwriters’ over-allotment option. Each Unit consists of one Class A Ordinary Share, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $172,500,000 (before underwriting discounts and commissions and offering expenses). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated January 14, 2025, between the Company and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), and Seaport Global Securities LLC (“Seaport”), as representatives of the several underwriters named in Schedule A thereto, which contains customary representations and warranties by the Company, conditions to closing and indemnification obligations of the Company and the underwriters;

●	a Unit and Restricted Share Subscription Agreement, dated January 14, 2025, between the Company and Plum Partners IV, LLC (“the Sponsor”), pursuant to which the Sponsor purchased (i) 440,000 private placement units (including if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Units”), each unit consisting of one Class A Ordinary Share and one-half of one whole warrant to purchase one Class A Ordinary Share at $11.50 per share (the “Private Placement Warrants”) and (ii) 570,000 restricted Class A Ordinary Shares (the “Restricted Private Placement Shares”, the Restricted Private Placement Shares together with the Private Placement Units purchased by the Sponsor, collectively, the “Non-Managing Investor Private Placement Securities”) at a combined price of $10.00 per Non-Managing Investor Private Placement Security;

●	a Unit Subscription Agreement, dated January 14, 2025, between the Company and CCM, pursuant to which CCM purchased 162,000 Private Placement Units, and agreed to purchase up to 24,300 additional Private Placement Units if the underwriters’ over-allotment option pursuant to the Underwriting Agreement is exercised in full, in each case at a price of $10.00 per Private Placement Unit;

●	a Unit Subscription Agreement, dated January 14, 2025, between the Company and Seaport, pursuant to which Seaport purchased 40,500 Private Placement Units, and agreed to purchase up to 6,075 additional Private Placement Units if the underwriters’ over-allotment option pursuant to the Underwriting Agreement is exercised in full, in each case at a price of $10.00 per Private Placement Unit;

●	a Warrant Agreement, dated January 14, 2025, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth, among other things, the expiration and exercise price of and procedures for exercising the Public Warrants and the Private Placement Warrants (collectively, the “Warrants”); certain adjustment features of the terms of exercise; provisions relating to cashless exercise of the Warrants; provisions for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

●	an Investment Management Trust Agreement, dated January 14, 2025, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Units and Restricted Private Placement Securities, and sets forth, among other things, the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●	a Registration Rights Agreement, dated January 14, 2025, among the Company, the Sponsor, CCM, Seaport and the other Holders (as defined therein) signatory thereto, which provides for customary demand and piggy-back registration rights for the Holders, as well as certain transfer restrictions applicable to the Holders with respect to the securities of the Company that they hold;

●	a Letter Agreement, dated January 14, 2025, among the Company, the Sponsor and each of the directors and officers of the Company, pursuant to which the Sponsor and each of the directors and officers of the Company have agreed, in each case as set forth therein, to vote in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 18 months from the closing of the IPO or such later period approved by the Company’s shareholders; to certain transfer restrictions with respect to the Company’s securities; and, as to Sponsor, certain indemnification obligations; and

●	Indemnity Agreements, each dated January 14, 2025, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company, a form of which is filed with this Form 8-K hereto as Exhibit 10.7.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.1, 10.2, 10.3, 4.1, 10.4, 10.5, 10.6, and 10.7, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, on January 16, 2025, the Company consummated the private placement of an aggregate of 672,875 Private Placement Units and 570,000 Restricted Private Placement Shares at a price of $10.00 per Private Placement Unit or $10.00 per Non-Managing Investor Private Placement Security, as applicable, generating gross proceeds of $6,728,750, as follows: (A) 440,000 Private Placement Units and 570,000 Restricted Private Placement Shares ($4,400,000 in the aggregate) with the Sponsor, (B) 186,300 Private Placement Units ($1,863,000 in the aggregate) with CCM and (C) 46,575 Private Placement Units ($465,750 in the aggregate) with Seaport (collectively, the “Private Placement”). The Private Placement Units, which were purchased by the Sponsor, CCM and Seaport, are identical to the Units, except that, they (including the underlying securities) are (i) subject to certain limited exceptions, subject to transfer restrictions until 180 days following the consummation of the Company’s initial business combination and (ii) entitled to registration rights. The Restricted Private Placement Shares will be held by the Sponsor and will be transferred to the non-managing investors (as defined in the Registration Statement) (or their designees) only upon the consummation of an initial business combination. Other than such permitted transfer, the Restricted Private Placement Shares are (i) subject to transfer restrictions until 90 days following the consummation of the Company’s initial business combination and (ii) entitled to registration rights.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2025, in connection with the IPO, Allan Chou, Anjai Gandhi and Avanish Sahai (collectively with Kanishka Roy and Steven Handwerker, the “Directors”) were appointed to the board of directors of the Company (the “Board”). Effective January 14, 2025, each of Allan Chou, Anjai Gandhi and Avanish Sahai was also appointed to the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

The Company will reimburse the Directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors. In addition, as disclosed in the Registration Statement, the Company expects to pay each of Kanishka Roy, its Chairman and Chief Executive Officer, and Steven Handwerker, its Chief Financial Officer and director, $20,833 per month for consulting services rendered to us, commencing upon closing of the IPO, through the closing of the Company’s initial business combination, subject to availability of sufficient funds from working capital held outside the trust account.

Other than the foregoing, none of the Directors is party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor is any Director party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s Amended and Restated Memorandum and Articles of Association became effective on January 16, 2025. The Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and the full text of such exhibit is incorporated by reference herein.

Item 8.01 Other Events.

A total of $174,225,000 of the net proceeds from the IPO and the Private Placement (which includes the underwriters’ deferred discount of up to $6,900,000) was placed in a trust account, with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, if any, and up to $100,000 to pay dissolution expenses, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company has not completed its initial business combination within 18 months from the closing of the IPO or such earlier liquidation date as the Board may approve, or such later time as provided for in any amendment to our amended and restated memorandum and articles of association, (an “Extension Period”), subject to applicable law or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s public shares if the Company has not completed its initial business combination within 18 months from the closing of the IPO, or such earlier liquidation date as the Board may approve, or during any The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders. Extension Period, subject to applicable law.

On January 14, 2025, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated January 14, 2025, between the Company and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, and Seaport Global Securities LLC, as representatives of the several underwriters

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Warrant Agreement, dated January 14, 2025, between the Company and Odyssey Transfer and Trust Company

10.1	Units and Restricted Shares Subscription Agreement, dated January 14, 2025, between the Company and Plum Partners IV, LLC

10.2	Units Subscription Agreement, dated January 14, 2025, between the Company and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC

10.3	Units Subscription Agreement, dated January 14, 2025, between the Company and Seaport Global Securities LLC

10.4	Investment Management Trust Account Agreement, dated January 14, 2025, between the Company and Continental Stock Transfer & Trust Company

10.5	Registration Rights Agreement, dated January 14, 2025, among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto

10.6	Letter Agreement, dated January 14, 2025, among the Company, the Sponsor and each of the initial shareholders, directors and officers of the Company

10.7	Form of Indemnity Agreement, January 14, 2025, between the Company and each of the officers and directors of the Company

99.1	Press Release, dated January 14, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2025	PLUM ACQUISITION CORP. IV

	By:	/s/ Kanishka Roy
	Name:	Kanishka Roy
	Title:	Chief Executive Officer